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                                                               EXHIBIT (a)(1)(F)

                                OFFER TO PURCHASE FOR CASH
                               ALL OUTSTANDING COMMON SHARES
[SDL LOGO]                                  OF

                                       ALPNET, INC.
                                            AT
                                    $0.21 NET PER SHARE
                                            BY
                                       ARCTIC INC.,
                               A WHOLLY OWNED SUBSIDIARY OF

                                          SDL PLC

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
     NEW YORK CITY TIME, ON JANUARY 11, 2002, UNLESS THE OFFER IS EXTENDED.

                                                               December 13, 2001

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated December 13, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by Arctic Inc., a Utah corporation (the "Purchaser"), and a wholly owned subsidiary of SDL plc, a company organized under the laws of England and Wales ("Parent"), to purchase all outstanding common shares, no par value (the "Shares"), of ALPNET, Inc., a Utah corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Shareholders of the Company from the Chairman of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

     We (or our nominees) are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used to tender Shares held by us for your account.

     We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The purchase price for each Share is $0.21 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.
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          2. The Offer is being made for all outstanding Shares.

          3. The Board of Directors of the Company has approved and adopted the Merger Agreement (as defined below) and the transactions contemplated thereby and determined that the Offer and the Merger (as defined below) are advisable and fair to and in the best interests of the Company and its shareholders. Accordingly, the Board of Directors of the Company recommends that the shareholders tender their Shares in the Offer.

          4. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of December 12, 2001, among Parent, the Purchaser and the Company, pursuant to which, as soon as practicable following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares owned by Parent, the Purchaser or the Company or any subsidiary of Parent or the Company or by shareholders, if any, who are entitled to and properly exercise appraisal rights under Utah Law) will be converted into the right to receive the price per Share paid pursuant to the Offer in cash, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

          5. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 11, 2002 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

          6. The Offer is conditioned upon, among other things, there being validly tendered and not validly withdrawn prior to the Expiration Date at least 50.1 percent of the outstanding Shares.

          7. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

          8. Tendering shareholders will not be obligated to pay brokerage fees or commissions, to the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 30.5% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

          Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

          If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

          Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by American Stock Transfer and Trust Company (the "Depositary") of (a) certificates for (or a timely Book-Entry Confirmation) (as defined in the Offer to Purchase) with respect to such Shares, (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 2 of the Offer to Purchase, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO
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     CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO
     BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

          The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares. The offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Tender Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of that jurisdiction.

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                                INSTRUCTION FORM

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                        ALL OUTSTANDING COMMON SHARES OF
                                  ALPNET, INC.

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of Arctic Inc., dated December 13, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal relating to common shares, no par value (the "Shares"), of ALPNET, Inc., a Utah corporation.

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

Number of Shares to be Tendered(1):

------------------------------ Common Shares

                      SIGN HERE


Signature(s)
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Please type or print name(s)
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Please type or print address(es)
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Area Code and Telephone Number
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Taxpayer Identification or Social Security No.
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Dated:
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(1)  Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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